Exhibit 10.16

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) is entered into this 27th day of September, 2010 between Office National Des Hydrocarbures Et Des Mines, acting on behalf of the Kingdom of Morocco (“ONHYM”) and Kosmos Energy Offshore Morocco HC (“Kosmos”).

ONHYM and Kosmos are hereinafter collectively referred to as the “Parties” or individually as a “Party”.

WHEREAS, currently ONHYM and Kosmos are parties to the Petroleum Agreement Regarding the Exploration and Exploitation of Hydrocarbons in the Area of Interest named Boujdour Offshore covering the Exploration Permits numbered I through XXIII (the “Area”) with an effective date of 26 June 2006 (the “Existing PA”);

WHEREAS, the Existing PA was amended by Amendment N°l, signed 26 December 2007, to, among other things, modify the duration and minimum work obligation of the Initial Period and the duration of the First Extension Period;

WHEREAS, the Existing PA was amended by Amendment N°2, signed 22 December 2008, to, among other things, modify the duration and minimum work obligation of the Initial Period, the duration of the First Extension Period and the duration of the Second Extension Period, including elimination of the two phases within the Second Extension Period;

WHEREAS, the Existing PA was amended by Amendment N°3, signed 19 May 2010, to, among other things, extend the duration of the Initial Period by eight (8) months and reduce the duration of the Second Extension Period by eight (8) months;

WHEREAS, after acquisition and preliminary evaluation of data during the term of the Existing PA, Kosmos desires to enter into a farmout process with the intent of bringing an additional credible industry participant into the general area of Boujdour Offshore;

WHEREAS, after completing the evaluation of the data and the farmout process, in the event Kosmos determines to accept the obligation to conduct drilling operations within the general area of Boujdour Offshore, Kosmos and ONHYM desire to enter into a new petroleum agreement (“New PA”) in the general area of Boujdour Offshore having the highest potential for exploration success;

WHEREAS, Kosmos and ONHYM recognize that bringing an additional credible industry participant will benefit all parties, and that certainty in contractual terms and the process for entering into a New PA will enhance the potential for success in the farmout process; and

WHEREAS, Kosmos and ONHYM desire to define certain basic terms to be incorporated into a New PA and the process leading to execution of a new PA in the event that Kosmos determines to accept the obligation to conduct drilling operations in the general area of Boujdour Offshore,

THEREFORE, ONHYM and Kosmos hereby enter into this MOU under the following terms:

1.   Capitalized terms not otherwise defined in this MOU have the meaning set out in the Existing PA.

Confidential Information of Kosmos and ONHYM

2.              This MOU confirms the Parties mutual intention to agree to certain basic terms for the New PA that would come into effect should Kosmos decide to enter into the New PA. Therefore the New PA will incorporate the terms agreed herein and set out in Exhibit A to this MOU (hereinafter called the “Principles”)

3.              The Parties agree that this MOU constitutes a statement of their mutual intention with regard to the New PA but does not contain all matters which an agreement governing such arrangements usually contains and as such the New PA shall (a) incorporate appropriate terms in the form and substance included in the Existing PA; (b) require the approval by Kosmos’ parent company’s board of directors regarding the terms and conditions set forth in the New PA; and (c) require the approval of the Ministry of Energy, Mines, Water and the Environment and the Ministry of Finance of the Kingdom of Morocco regarding the terms and conditions set forth in the New PA.

4.              Kosmos will provide ONHYM written notice no later than February 11, 2011 as to its decision to enter into the New PA. In the event Kosmos provides ONHYM written notice of its affirmative decision to enter into a New PA, then, pending execution of the New PA and approval by the Ministry of Energy, Mines, Water and the Environment and the Ministry of Finance of the Kingdom of Morocco, this MOU shall constitute a legally binding agreement and the Parties shall be irrevocably committed to enter into a New PA based on this MOU including, but not limited to, the Principles contained herein as set out in Exhibit A. Upon receipt by ONHYM of Kosmos’ written notice, Kosmos shall have an exclusive right to the area of the exploration permits as set out in the New PA for Boujdour Offshore (“New Area”) which shall be comprised of parts of the Area and other areas in the general area of Boujdour Offshore.

5.              In the event Kosmos provides ONHYM the written notice in paragraph 4. above, on the day following the date of expiration of the Existing PA, Kosmos shall submit to ONHYM an application for a New PA incorporating the terms included in this MOU.

6.              The Parties agree that the provisions of Articles 18 (Confidentiality) of the Existing PA shall apply mutatis mutandis to the activities and negotiations which take place pursuant to this MOU.

7.              The Parties agree that the provisions of Articles 7.1 and 20 of the Existing PA shall apply mutatis mutandis to this MOU.

8.              Before any public announcement, in whatever form, is made regarding this MOU or a New PA, the Parties shall agree on the form and content concerning the New PA and neither Party shall make any such public announcement without the prior written consent of the other.

9.              The New PA will require a new Association Contract (“New Association Contract”). Except for modification of those terms and conditions that are necessary to effect a New Association Contract for the New PA, all other terms and conditions of the existing Association Contract shall remain the same.

10.       Each Party shall be solely responsible for its own costs in connection with the various activities to be undertaken in preparation of this MOU, the New PA and the New Association Contract.

11.       This MOU is executed in the French and English language. In case of any difference of interpretation, the French version shall prevail.

12.       The Parties may execute this MOU in counterparts, the originals of which collectively shall be deemed to be a single agreement, for all purposes.

In witness whereof, the parties have signed and executed this MOU as of the date and year herein above.

Kosmos Energy Offshore Morocco HC	Office National Des Hydrocarbures Et Des Mines “ONHYM” acting on behalf of the Kingdom of Morocco

/s/ Joseph L. Matthews	/s/ Amina BENKHADRA
Signature	Signature

Joseph L. Matthews	Amina BENKHADRA
Name in print	Name in print

Attorney in Fact	Le Directeur Général
Title	Title

Exhibit A

Memorandum of Understanding —Terms for New Petroleum Agreement

Boujdour Offshore

ONHYM	Office National Des Hydrocarbures Et Des Mines “ONHYM” acting on behalf of the Kingdom of Morocco — 25% Participating Interest

Contractor	Kosmos Energy Offshore Morocco HC — 75% Participating Interest

Exploration Permits Area of Interest

The New Area and the individual Exploration Permits included therein will be defined by ONHYM and Kosmos as required to facilitate optimum exploration taking into account technical data and the terms of the New PA as regards exploration periods and relinquishment requirements.

Effective Date	As soon as possible after expiration of the Existing PA.

Term of Exploration Permits

A term of eight (8) years comprised of an Initial Period of eighteen (18) months, a First Extension Period of twenty four (24) months, a Second Extension Period of fifty-four (54) months divided into two Phases, with the First Phase being of thirty (30) months duration and the Second Phase being of twenty four (24) months duration.

Minimum Exploration Work Program

•                  One (1) well during the Initial Period with a Minimum Expenditure Obligation of twelve million US Dollars ($US12,000,000).

•                  Two (2) wells during the First Extension Period; each well with a Minimum Expenditure Obligation of twelve million US Dollars ($US12,000,000)

•                  Four (4) wells during the Second Extension Period with two (2) wells required during the First Phase and two (2) wells required during the Second Phase (total $48,000,000).

Bank Guarantee	Requirements for a bank guarantee shall be as agreed between ONHYM and Kosmos.

Remaining Terms and Conditions

Except for modification of those terms and conditions that are necessary to effect the Terms specified in this MOU, all remaining terms and conditions, specifically including fiscal terms and conditions, will be the same as those set out in the Existing PA.

Confidential Information of Kosmos and ONHYM